                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: October 11, 2005

                      SMITH BARNEY FUND MANAGEMENT LLC



                      By: /s/ Thomas C. Mandia
                         --------------------------------------------
                         Name:   Thomas C. Mandia
                         Title:  Secretary



                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.



                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary